Exhibit 10.23

Amendment No. 9 to Services Agreement

December 15, 2017

This is Amendment No. 9 to Services Agreement (this “Amendment”) between Sears Holdings Management Corporation (“SHMC”) and Sears Hometown and Outlet Stores, Inc. (“SHO”). This Amendment amends the Services Agreement between SHMC and SHO dated August 8, 2012, as amended (the “Services Agreement”).

Terms and Conditions

For and in consideration of the undertakings and commitments in this Amendment the receipt and sufficiency of which SHMC and SHO acknowledge, and intending to be legally bound, SHMC and SHO agree as follows:

1.	Amendments. The following amendments to the Services Agreement are effective as of the date of this Amendment (“Amendment No. 9 Effective Date”).

A.	Table II to Attachment A to Appendix 1.01-D eCommerce Services to the Services Agreement, SHO/W2H, is amended and restated as follows:

SHO/W2H
SHO pays SHMC 1% except that SHO pays SHMC 15% if the sale is to a customer who is located in a zip code outside of the Web Territories and who found the offer through eCommerce Marketing, excluding Google’s Local Inventory ads.

SHMC has the right to inspect all eCommerce Marketing and its targeting, at any time, to ensure e-Commerce Marketing is only to customers located in Web Territories.
	Amendment No. 9 Effective Date	End of eCommerce Services Period

B.	Table II to Attachment A to Appendix 1.01-D eCommerce Services to the Services Agreement, SHO/S2H, is amended and restated as follows:

SHO/S2H	SHO pays SHMC 1%	Amendment No. 9 Effective Date	End of eCommerce Services Period

2.
SHMC’s Right to Terminate the Amendments. SHMC may terminate the Amendments on 30-days’ prior notice to SHO, in which event the Amendments will be void and the language amended and restated by Amendments will again be in effect.

Exhibit 10.23

3.
No Other Amendments, Etc. Except as expressly amended herein, the Services Agreement shall continue in full force and effect, in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, including the parties’ choice of Illinois law (pursuant to Section 6.19(a) of the Services Agreement), which also applies to this Amendment.

Sears Holdings Management Corporation By: /S/ ROBERT J. PHELAN Robert J. Phelan Senior Vice President-Finance and Treasurer	Sears Hometown and Outlet Stores, Inc. By: /S/ WILL POWELL Will Powell Chief Executive Officer and President